EXHIBIT INDEX


Exhibit No.	Description	Page
-------------	------------	-----

Exhibit A-1 	Aggregate Amount of National	Filed herewith
	Grid Securities Issued Since
	March 15, 2000 and Outstanding
	as of the End of the Reporting
	Period

Exhibit A-2	Retained Earnings Analysis 	Filed herewith
	of National Grid USA

Exhibit A-3	National Grid Group 	Filed herewith
	31 March 2001 Rule 24
	Capitalisation Table

Exhibit A-4	Capital Structure of 	Filed herewith
	National Grid USA Companies

Exhibit A-5	Copies of National Grid's	Filed under cover
	filings on Form 20-F and	of Form SE
	semiannual reports to
	shareholders